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                                REVOCABLE PROXY
                       FIRST NATIONAL BANK SHARES, LTD.
                     SPECIAL MEETING, __________ ___, 1998
                     PROXY SOLICITED BY BOARD OF DIRECTORS


     The undersigned hereby appoints ______________ and ________________, and each of them, proxies with power of substitution to vote on behalf of the stockholders of First National Bank Shares, Ltd. ("First National"), at a special meeting to be held on __________ ___, 1998 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION MERGER AND THE MERGER AGREEMENT (DEFINED ON THE REVERSE SIDE). THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.


[x]  Please mark votes as in this example.

1. Approval of the merger of First National into Commercial Federal Corporation ("Commercial") with Commercial as the surviving corporation (the "Acquisition Merger") and Adoption of the Reorganization and Merger Agreement by and among Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), First National and First United National Bank and Trust Company ("First United") dated September 11, 1997 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of First United into the Bank.

     FOR                           AGAINST                       ABSTAIN
     [_]                             [_]                           [_]

     Please date and sign as name is imprinted hereon, including designation as executor, etc., if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

2. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [__]

Signature _________________________ Date _________

Signature _________________________ Date _________